Sino Agro Food, Inc 8-K

Exhibit 99.1

Sino Agro Food, Inc. Reports Financial Results for Fiscal Year Ended December 31st, 2011

$51.9 Million Revenues in 2011 Represents 28% Year-Over-Year Growth and meets Guidance of $0.43 per Share.

GUANGZHOU, China, April 10, 2012 — Sino Agro Food, Inc. (OTCBB: SIAF.OB), an emerging integrated, diversified agriculture technology and organic food company with principal operations located throughout the Peoples Republic of China (“PRC”), is pleased to announce financial results for the fiscal year ended December 31, 2011:

Financial Summary:

	2011	2010	Change
Revenue	$51,879,903	$40,551,066	27.94%
Gross Profit	$24,928,029	$22,453,425	11.02%
Net Income	$25,894,983	$12,697,080	103.94%
Basic EPS	$0.43	$0.16	168.75%
Diluted EPS	$0.39	$0.14	178.57%
*Adjusted Diluted EPS	$0.43	$0.17	152.94%

* Adjusted diluted EPS is a non-GAAP financial measure used to focus management and investors on comprehensive income per share, thereby providing visibility to the underlying trends of the currency appreciation of the Company’s assets denominated in Chinese Renminbi. For more information about this non-GAAP financial measure contained in this press release, please see "About Non-GAAP Financial Measures" below.

2011 Operational Highlights:

•	Divestment of Dairy Operations due to a weakening business environment and fundamentals
•	Awarded four Consulting and Servicing Contracts for the development of Aquaculture Farms
•	Awarded one Consulting and Servicing Contract for the development of a Cattle Farm

Mr. Solomon Lee, Chief Executive Officer of the Company, stated, "The Company reorganized its business activities in 2011 by disposing its equity interest in its Dairy operations and stepping up the development of its fishery and beef operations dedicating efforts in quality and productivity. Results of the Company’s 2011 performance confirmed our management’s belief that the business environment and fundamentals of the dairy industry in China was not heading in the right direction. The dairy industry in China will take quite certain times before it would be able to regain the confidence of the local consumer markets (if ever). In this respect and during 2011, locally produced milk products were losing much ground against the imports, as such none of the biggest three dairy product manufacturers in China have been able to regain their sales revenues set in 2009, and overall average wholesale prices of fresh liquid milk in 2011 was lower by over 10% compared to 2010."

Aquaculture Operations:

Revenue from fishery increased by $22,258,292 or 534.56% from $4,163,833 for the year ended December 31, 2010 to $26,422,125 for the year ended December 31, 2011. The increase in fishery was primarily due to our increase in revenue from the sale of Sleepy Cods and Baits, and development contracting services for the year ended December 31, 2011 compared to the sale of fingerlings and consulting income for the year ended December 31, 2010.

Mr. Solomon Lee, Chief Executive Officer of the Company, stated, "Our Fishery division was performing nicely in a very stable environment in 2011, having been awarded with four (4) consulting and servicing contracts for the construction and development of four fishery farms utilizing our A-Power technology, of which sold over 200 MT (metric tons) of fish in the domestic markets at wholesale prices averaging $24 per Kg, which is some $3 per Kg lower than our earlier expectation for our Sleepy Cod, but it is a sound and viable price that could provide good profits for our farms’ operations going forward."

Beef Operations:

Revenue from beef increased by $13,202,143 or 666.75% from $1,980,079 for the year ended December 31, 2010 to $15,182,222 for the year ended December 31, 2011 as operations gradually moved into an operational stage instead of developing stage.

Revenue from cattle farm development increased by $4,159,921 from $0 for the year ended December 31, 2010 to $4,159,921 for the year ended December 31, 2011. The increase in cattle farm revenue was primarily due to the commencement of our contracting services in the cattle farming industry for the year ended December 31, 2011.

Revenue from organic fertilizer increased by $2,480 from $0 for the year ended December 31, 2010 to $2,480 for the year ended December 31, 2011. The increase in organic fertilizer was primarily due to the commencement of our production of organic fertilizer for the year ended December 31, 2011.

Mr. Solomon Lee, Chief Executive Officer of the Company, stated, "Our beef division had been awarded with a cattle farm consulting and servicing contract for the construction and development of a cattle farm using our feed technology and managed to sell all of our reared beef cattle (about 600 head) at an average price of $2,560 per head based on an average of unit live weight price of $3.2 per Kg which is about 18.5% above the average price set in 2010. Furthermore in recent months in 2012, beef cattle prices went up steadily and as of March 10, 2012, wholesales price for live cattle at the Guangzhou wholesale market were recorded as high as $4 per Kg."

Plantation Operations:

Revenue from our plantation increased by $1,338,301 or 28.03% from $4,774,854 for the year ended December 31, 2010 to $6,113,155 for the year ended December 31, 2011 due to a better than average harvest in 2011.

The 2011 season started very nicely having harvested over 11 million pieces of fresh flowers during the month of June, which is exceptional compared to the previous year, and this trend continued into late August producing over 29.5 million pieces of fresh flowers during the quarter. The result was a total harvest exceeding 40.5 million pieces for the June through August period. Larger volume of production during this quarter attributed to lowering the cost of production to RMB 0.125 per piece of fresh flowers and RMB 11.95 per Kg of dried flowers compared to June’s cost at RMB 0.18 per piece of fresh flowers and RMB 13.63 per Kg of dried flowers.

The region experienced extremely dry weather conditions throughout September, resulting in a scarce harvest throughout the third quarter of 2011. As a result, there were about 10 million pieces of fresh flowers and 357 tons of dried flowers sold during the third quarter of 2011, amounting to over RMB 20.77 million ($3.24 million) of revenue generated for this quarter. Therefore, the performance of this year yielded 28.03% over 2010, however it still fell short of our earlier harvest projection (60 million to 75 million pieces of fresh flowers) for 2011.

Consolidated Results:

Revenues

Revenues including continued and discontinued operations increased by $11,328,837 or 27.94% from $40,551,066 for the year ended December 31, 2010 to $51,879,903 for the year ended December 31, 2011. The increase was primarily due to maturity of all sectors of the businesses (i.e. the fishery, the plantation organic fertilizer and the cattle farm) as they gradually move into operational stages instead of developing stages.

Cost of Goods Sold

Cost of goods sold including continued and discontinued operations increased by $8,854,233 or 48.92% to $26,951,874 for the year ended December 31, 2011 from $18,097,641 for the year ended December 31, 2010. The increase was primarily due to increase of sales revenue thus in turn cost of goods sold proportionately increased as our operations are gradually moving into scale of operation.

Gross Profit

Gross profit including continued and discontinued operations increased by $2,474,604 or 10.21% from $22,453,425 for the year ended December 31, 2010 to $24,928,029 for the year ended December 31, 2011. The increase was primarily due to maturity of all sectors of the businesses (i.e. the fishery, the plantation organic fertilizer and the cattle farm) as they gradually move into operational stages instead of developing stages even though the sale of diary sector on January 2011.

General and Administrative Expenses and Interest Expenses

General and administrative and interest expenses from continuing and discontinued operation (including depreciation and amortization) increased by $1,397,035 or 35.77% from $3,905,701 for the year ended December 31, 2010 to $5,302,736 for the year ended December 31, 2011. The increase was primarily due to increase on the depreciation and amortization amounting to $936,509 for the year ended December 31, 2011 from $244,177 for the year ended December 31, 2010, and the increase in wages and salaries of $2,122,975 for year ended December 31, 2011 from $1,403,102 for the year ended December 31, 2010.

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Earnings Call Information:

The Company will host an earnings call and web conference with presentation on April 18th, 2012 at 10:00 AM EST to discuss financial results for 2011 as well as provide guidance for 2012. To participate in the conference call and web presentation please make note of the following information:

Date: April, 18th, 2012
Time: 10:00 AM, U.S. Eastern Standard Time

Participant Dialing Instructions:
Toll Free Number: (1-800) 868-1837
Direct Dial Number: (1-404) 920-6440
Conference Code: 486548#

Conference Playback Instructions:
Toll Free Number: (1-800) 704-9804
Direct Dial Number: (1-404) 920-6604
Conference Code: * then 486548#

Web Conference Login:
https://www.accuconference.com/join

Enter your conference dial-in number, conference code and name, and then click Join.
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About Adjusted Non-GAAP Financial Measures:

The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the Chinese Renminbi (RMB).

For those entities whose functional currency is other than the U.S. dollars, all assets and liabilities are translated into U.S. dollars at the exchange rate on the balance sheet date; shareholder equity is translated at historical rates and items in the statements of income and of cash flows are translated at the average rate for the period.

Because cash flows are translated based on the weighted average translation rate, amounts related to assets and liabilities reported in the statements of cash flows will not necessarily agree with changes in the corresponding balances in the balance sheets. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statements of equity.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of income and comprehensive income as incurred.

The balance sheet amounts with the exception of equity as of December 31, 2011 and December 31, 2010 were translated at RMB 6.30 to $1.00 and RMB 6.62 to $1.00, respectively.

The average translation rates applied to the consolidated statements of income and comprehensive income and of cash flows for the years ended December 31, 2011 and December 31, 2010 were RMB 6.33 to $1.00 and RMB 6.73 to $1.00, respectively.

Non - GAAP financial measure can represent our actual U.S. dollars reported earnings per share including foreign exchange gain of net assets denominated in RMB as the underlying trend shows Chinese Renminbi appreciates steadily against United States dollars. As such, we measure diluted earnings per share growth rate using comprehensive income divided by weighted average numbers of shares outstanding, and provide guidance on the comprehensive income per shares.

Below is a reconciliation of reported EPS to non - GAAP measure EPS for the fiscal years 2011 and 2010:

Consolidated results	2011	2010

Diluted net earnings per share (EPS)	$0.39	$0.14

Translational impact (a)	$0.04	$0.03

Non - GAAP measure EPS	$0.43	$0.17

Non - GAAP measure EPS growth rate (b)	153%

(a)	Translation impact is the difference between reported EPS and using non -GAAP measure.

(b)	Calculated as a percentage of growth from the prior year's reported EPS.
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ABOUT SINO AGRO FOOD, INC.

Sino Agro Food, Inc. (“SIAF”) (http://www.sinoagrofood.com) is an integrated, diversified agricultural technology and organic food company focused on developing, producing and distributing agricultural products in the Peoples Republic of China. The Company intends to focus on meeting the increasing demand of China’s rising middle class for gourmet and high-quality food items. Current lines of business include the manufacture and distribution of beef and lamb products, fish products, bio-organic fertilizer, stock feed and cash crops.

Not a Broker/Dealer or Financial Advisor

Sino Agro Food, Inc. is not a Registered Broker/Dealer or a Financial Advisor, nor does it hold itself out to be a Registered Broker/Dealer or Financial Advisor. All material presented in this press release, on the Company’s website or other media is not to be regarded as investment advice and is only for informative purposes. Readers should verify all claims and conduct their own due diligence before investing in Sino Agro Food, Inc.

Investing in small-cap, micro cap and penny stock securities is speculative and carries a high degree of risk.

No Offer of Securities

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of Sino Agro Food, Inc.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of SIAF and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “believes, expects” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on SIAF’s current expectations and beliefs concerning future developments and their potential effects on SIAF. There can be no assurance that future developments affecting SIAF will be those anticipated by SIAF. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts

Sino Agro Food, Inc.
CEO Mr. Solomon Lee
Phone: 86-20-22057860
info@siafchina.com
Investor Relations (US and Europe)
Mr. Chad Sykes
Chad.Sykes@sinoagrofood.com

SINO AGRO FOOD, INC.
AUDITED FINANCIAL STATEMENTS
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2011 AND DECEMBER 31, 2010

	2011	2010

ASSETS
Current assets
Cash and cash equivalents	$ 1,387,908	$ 3,890,026
Accounts receivable, net of allowance for doubtful accounts	27,531,915	12,803,771
Inventories	4,435,445	8,913,127
Cost and earnings in excess of billings on uncompleted contracts	456,104	-
Deposits and prepaid expenses	14,868,838	14,229,711
Due from related parties	15,820,752	-
Other receivables	9,688,871	3,967,680
Total current assets	74,189,833	43,804,315
Property and equipment
Property and equipment, net of accumulated depreciation	2,667,765	17,155,782
Construction in progress	3,577,869	2,231,475
Land use rights, net of accumulated amortization	56,507,470	16,829,410
Total property and equipment	62,753,104	36,216,667
Other assets
Goodwill	724,940	12,000,000
Proprietary technologies, net of accumulated amortization	6,977,675	7,287,883
Long term accounts receivable	5,936,718	8,459,044
License rights	1	1
Investment in unconsolidated corporate joint venture	1,258,607	-
Total other assets	14,897,941	27,746,928

Total assets	$ 151,840,878	$ 107,767,910

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$ 1,202,104	$ 390,846
Billings in excess of cost and estimated earnings on uncompleted contracts	1,962,119	-
Due to a director	289,764	926,196
Dividends payable	155,957	210,262
Other payables	11,968,148	1,188,406
Due to related parties	867,413	223,884
Total current liabilities	16,445,505	2,939,594

Other liabilities
Long term debt	-	3,776,435

Total liabilities	16,445,505	6,716,029
Commitments and contingencies	-	-

Stockholders' equity
Preferred stock: $0.001 par value	$ -	$ -
(10,000,000 shares authorized, 0 share issued and outstanding as of December 31, 2011 and December 31, 2010, respectively)
Series A preferred stock: $0.001 par value	-	-
(100 shares authorized, 100 and 0 shares issued and outstanding as of December 31, 2011 and December 31, 2010, respectively)
Series B convertible preferred stock: $0.001 par value)	7,000	7,000
(10,000,000 shares authorized, 7,000,000 shares issued and outstanding)
as of December 31, 2011 and December 31, 2010, respectively)
Common stock: $0.001 par value	67,034	55,474
(100,000,000 shares authorized, 67,034,262 and 55,474,136 shares issued and outstanding as of December 31, 2011 and December 31, 2010, respectively)
Additional paid - in capital	72,794,902	58,586,362
Retained earnings	50,395,444	25,019,971
Less: Treasury stock	(1,250,000)	-
Accumulated other comprehensive income	3,446,838	3,804,116
Total Sino Agro Food, Inc. and subsidiaries stockholders' equity	125,461,218	87,472,923
Non - controlling interest	9,934,155	13,578,958
Total stockholders' equity	135,395,373	101,051,881
Total liabilities and stockholders' equity	$ 151,840,878	$ 107,767,910

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMEBER 31, 2011 AND DECEMBER 31, 2010

	2011	2010

Continuing operations
Revenue	$ 51,879,903	$ 10,918,766

Cost of goods sold	26,951,874	3,731,204

Gross profit	24,928,029	7,187,562

General and administrative expenses	(5,302,736)	(2,916,102)
Net income from operations	19,625,293	4,271,460

Other income (expenses)

Other income	449,498	226,586
Gain/(loss) of extinguisjment of debts	987,518	(6,077,230)

..
Net income (expenses)	1,437,016	(5,850,644)

Net income before income taxes	21,062,309	(1,579,184)

Provision for income taxes	(31)	-

Net income (loss) from operations	21,062,278	(1,579,184)

Less: Net income attributable to the non - controlling interest	(5,371,246)	(134,716)
Net income (loss) of continuing operations attributable
to the Sino Agro Food, Inc. and subsidiaries	15,691,032	(1,713,900)
Discontinued operations
Net income from discontinued operations	10,203,951	14,276,264
Less: Net income attributable to the non - controlling interest	-	(4,061,542)
Net income (loss) of discontinued operations attributable to
to the Sino Agro Food, Inc. and subsidiaries	10,203,951	10,214,722
Net income attributable to the Sino Agro Food, Inc. and subsidiaries	25,894,983	8,500,822
Other comprehensive income	.	.
Foreign currency translation gain	3,815,775	2,097,324
Comprehensive income	29,710,758	10,598,146
Less: other comprehensive income attributable to the non - controlling interest	(721,880)	(461,411)
Comprehensive income attributable to Sino Agro Food, Inc. and subsidiaries	$ 28,988,878	$ 10,136,735

Earnings per share attributable to Sino Agro Food, Inc.
and subsidiaries common stockholders:
From continuing and discontinued operations
Basic	$0.43	$0.16

Diluted	$0.39	$0.14

Earnings (loss) per share attributable to Sino Agro Food, Inc.
and subsidiaries common stockholders:
From continuing operations

Basic	$0.26	$(0.05)

Diluted	$0.23	$(0.05)

Weighted average number of shares outstanding:

Basic	60,158,210	54,223,823

Diluted	67,158,210	61,223,823

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

	2011	2010

Cash flows from operating activities
Net income (loss) from continuing operations	$ 21,062,278	$ (1,579,184)

Adjustments to reconcile net income (loss) from continuing operations to net cash from operations:
Depreciation	220,810	720,214
Amortization	1,043,181	453,625
(Gain) loss on extinguishment of debts	(987,518)	6,077,230
Common stock issued for services	2,139,057	530,809
Changes in operating assets and liabilities:
(Increase) decrease in inventories	(4,477,682)	1,843,520
Decrease (increase) in deposits and prepaid expenses	1,499,930	(3,212,027)
Increase in due from directors	-	112,267
(Decrease) increase in due to a director	(6,313,946)	3,403,200
Increase in accounts payable and accrued expenses	811,258	347,575
Increase (decrease) in other payables	11,798,629	55,957
Increase in accounts receivable	(9,567,456)	(6,949,508)
Increase in cost and estimated earnings in excess of billings on uncompleted contracts	(456,104)	-
Increase in billings on uncompleted contracts in excess of costs and estimated earnings	1,962,119	-
Increase in due from related parties	(10,434,519)	-
Increase in due to related parties	643,529	-
Increase in other receivables	(5,721,191)	(375,701)
Net cash provided by operating activities	3,222,375	1,427,977
Cash flows from investing activities
Purchases of property and equipment	(252,346)	(1,188,275)
Proceeds of disposal of subsidiaries	557,700	-
Investment in unconsolidated equity investees	(1,258,607)	(2,739,881)
Payment for construction in progress	(1,346,394)	-
Net cash used in investing activities	(2,299,647)	(3,928,156)
Cash flows from financing activities
Series A Preferred stock issued for cash	-	100
Dividends paid	(622,105)	(357,538)
Net cash used in financing activities	(622,105)	(357,438)
Net cash provided by (used in)continuing operations	300,623	(2,857,617)
Cash flows from discontinued operations
Net cash provided by operating activities	-	11,930,533
Net cash used in investing activities	(3,137,885)	(6,759,822)
Net cash used in financing activities	-	(3,059,788)
Net cash (used in) provided by discontinued operations	(3,137,885)	2,110,923

Effects on exchange rate changes on cash	335,144	2,276,133
(Decrease) increase in cash and cash equivalents	(2,502,118)	1,529,439

Cash and cash equivalents, beginning of year	3,890,026	2,360,587

Cash and cash equivalents, end of year	1,387,908	3,890,026
Less: cash and cash equivalents at the end of the period - discontinued operation	-	(3,137,885)
Cash and cash equivalents at the end of the period - continuing operations	$ 1,387,908	$ 752,141

Supplementary disclosures of cash flow information:
Cash paid for interest	-	-

Cash paid for income taxes	31	-
Non - cash transactions:
Common stock issued for settlement of debts and proprietary technology payable	11,512,386	14,360,520
Common stock issued for service and employee compensation	4,287,114	519,559
Common stock acquired for cancellation	(1,579,400)	-
Settlement of land use rights payable in contra of disposal proceeds receivable	38,056,750	-
Disposal proceeds receivable from sale of subsidiaries, HYT and ZX	5,386,233	-
Purchases of treasury stock	(1,250,000)	-